Exhibit 99.1 - Form of Subscription Card


               Nontransferable Subscription Card            GUARANTEED ALLOTMENT
               COASTAL CARIBBEAN OILS & MINERALS, LTD.      CONTINGENT ALLOTMENT
                                                   NONTRANSFERABLE
                    VOID UNLESS DELIVERED IN ACCORDANCE WITH THE TERMS OF THE
                  PROSPECTUS BEFORE 4:30 P.M., EASTERN DAYLIGHT TIME, ON , 2000 Please fill in the amount due and number of shares you wish to purchase, which may not exceed amounts in upper right hand corner of this card. Refunds, as set forth in the Prospectus, will be made by the subscription agent in the event the offering is oversubscribed.


                          (1)               (2)
              ---------------------------------------------
                         Shares         Amount due
           Allotment  Subscribed For   ($1.00 x col 1)
              ---------------------------------------------
              ---------------------------------------------
           Guaranteed               A                 D
              ---------------------------------------------
              ---------------------------------------------
           Contingent*              B                 E
              ---------------------------------------------
              ---------------------------------------------
           Total                    C                 F
              ---------------------------------------------
           *May not exceed three times the amount in Box A above.
           BE SURE TO COMPLETE BOTH SIDES OF THIS CARD BEFORE MAILING










     RETURN TO THE SUBSCRIPTION AGENT:

        To exercise your subscription rights, complete both sides of this card and return with full payment (make checks payable to American Stock Transfer & Trust Company) to Coastal Caribbean Oils & Minerals, Ltd., c/o American Stock Transfer & Trust Company, 40 Wall Street, New York, N.Y. 10005. Delivery must be made before 4:30 p.m., Eastern Daylight Time, New York, N.Y. on , 2000.
                                                  I (We)  hereby  subscribe  for
                                              the number of shares of the common
                                              stock of Coastal  Caribbean Oils &
                                              Minerals,  Ltd.,  as  indicated in
                                              Column (1) on the opposite side of
                                              this   subscription  card  and  in
                                              accordance    with    the    terms
                                              specified   in   the    Prospectus
                                              relating hereto,  receipt of which
                                              is hereby acknowledged.


 ........................                  ........................
 Signature of Shareholder                  Signature of Shareholder
                                              (if jointly held)

           BE SURE TO COMPLETE BOTH SIDES OF THIS CARD BEFORE MAILING